Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 (File No. 333-205893) of our report dated March 24, 2017 relating to the consolidated financial statements, which appears in MVP REIT II, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.  We also consent to the reference to our Firm under the caption "Experts" included in this Registration Statement and related Prospectus.

/s/ RBSM LLP

New York, NY
May 18, 2017